News Release

NovaCopper and Sunward Shareholders Approve the Acquisition of
Sunward by NovaCopper

June 15, 2015 - Vancouver, British Columbia - NovaCopper Inc. (TSX, NYSE-MKT: NCQ) ("NovaCopper”) and Sunward Resources Ltd. (TSX: SWD; OTCQX: SNWRF) (“Sunward”) are pleased to announce that the acquisition of Sunward by NovaCopper pursuant to a plan of arrangement (the “Arrangement”) received overwhelming approval by the shareholders of each company at their respective shareholder meetings held today.

At NovaCopper’s special meeting (the “NovaCopper Meeting”), approximately 99.36% of the shares represented at the NovaCopper Meeting were voted in favour of the issuance of common shares of NovaCopper (the “NovaCopper Shares”) in connection with the Arrangement.

At Sunward’s special meeting (the “Sunward Meeting”), approximately 99.98% of the shares represented at the Sunward Meeting were voted in favour of the Arrangement.

Under the terms of the Arrangement, each shareholder of Sunward will receive 0.30 of a NovaCopper Share for each common share of Sunward held. Additional information on the results of the Meeting will be filed on the SEDAR website at www.sedar.com.

The Arrangement is expected to be completed later this week, subject to court approval and the satisfaction of certain other customary closing conditions.

About NovaCopper

NovaCopper Inc. is a base metals exploration company focused on exploring and developing the Ambler mining district in Alaska. It is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic VMS deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper mineralization. Exploration efforts have been focused on two deposits in the Ambler district – the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within NovaCopper’s land package that spans approximately 143,000 hectares. NovaCopper has an agreement with NANA Regional Corporation, Inc., an Alaskan Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with the local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

More information on the Company, its properties and its management team is available on the Company’s website at www.novacopper.com.

About Sunward

Sunward Resources Ltd. is a Canadian-based company focused on the exploration and development of the 100%-owned Titiribi Project in Colombia. Titiribi hosts NI 43 101-compliant Measured and Indicated Resource of 4.63 million ounces of gold contained within 285.8 million tonnes grading 0.50 grams/tonne and Inferred Resource of 6.01 million ounces of gold contained within 349.4 million tonnes grading 0.53 grams/tonne. All Titiribi resources were assessed using a cut-off of 0.3 grams/tonne gold. Titiribi also hosts 654.4 million pounds of copper in the Measured & Indicated Mineral Resource and 216.3 million pounds of copper in the Inferred Resource. For more information, please see Sunward’s press release dated September 12, 2013 as published on SEDAR and on Sunward’s website, as well as the technical report entitled “Technical Report on the Titribi Project Department of Antioquia Colombia” dated September 9, 2013.

Ms. Heather White, P.Eng, is Special Advisor to the COO, and a consultant to Sunward. Ms. Heather White is a qualified person under National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and has reviewed and approved all of the scientific and technical information in this press release as it relates to the Titiribi Project.

The Titiribi Project is located approximately 70 kilometres southwest of the city of Medellin, Colombia, in Antioquia department, within the historical Titiribi mining district. Access to Titiribi is by a paved highway from Medellin.

More information on Sunward, its properties and its management team is available on their company’s website at www.sunwardresources.com.

For Further Information Please Contact:

NovaCopper Inc.	Sunward Resources Ltd.
Rick Van Nieuwenhuyse	Philip O’Neill
President & Chief Executive Officer	Chief Executive Officer
Tel: 604-638-8088	Tel: 604-568-7617

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Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information” and "forward-looking statements” (collectively "forward-looking statements”) within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, without limitation, statements relating to the satisfaction of closing conditions, anticipated closing date, and development of the Ambler mining district, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects”, "anticipates”, "believes”, "intends”, "estimates”, "potential”, "possible”, and similar expressions, or statements that events, conditions, or results "will”, "may”, "could”, or "should” occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; exploration plans and budgets; mineral reserves and resource estimates; work programs; capital expenditures; timelines; strategic plans; market prices for precious and base metals; or other statements that are not statements of fact.

These forward-looking statements are based on a number of assumptions, including assumptions regarding the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary court and regulatory approvals and the ability of the parties to satisfy in a timely manner, the conditions to the closing of the Arrangement; the successful advancement of exploration projects, planned expansions or other projects within the timelines anticipated and at anticipated production levels; projections and estimates made in the technical reports for the UKMP and Titiribi projects; that mineral resources can be developed as planned; interest and exchange rates; that required financing will be obtained and on market terms; general economic conditions; that labour disputes, flooding, ground instability, fire, failure of plant, equipment or processes to operate as anticipated and other risks of the mining industry will not be encountered; the price of copper and other metals; competitive conditions in the mining industry; title to mineral properties; and changes in laws, rules and regulations applicable to NovaCopper and Sunward. Although management of NovaCopper and Sunward believe that the assumptions made and the expectations represented by forward-looking statements contained herein are reasonable, there can be no assurance that such statements will prove to be accurate.

Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from NovaCopper's and Sunward’s expectations include the uncertainties involving the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for cooperation of government agencies and native groups in the development and operation of properties; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, metal grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; and fluctuations in metal prices and currency exchange rates. NovaCopper's and Sunward’s forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. Readers are cautioned not to place undue reliance on forward-looking information due to the inherent certainty thereof. NovaCopper and Sunward assume no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

Cautionary Note to United States Investors

Sunward’s resource information has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy, and Petroleum Definition Standards on Mineral Resources and Mineral Reserves. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the SEC, and resource and reserve information contained therein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource" does not equate to the term "reserves". Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources", "indicated mineral resources" or "inferred mineral resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. U.S. investors should also understand that "inferred mineral resources" have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an "inferred mineral resource" will ever be upgraded to a higher category. Under Canadian rules, estimated "inferred mineral resources" may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource" exists or is economically or legally mineable. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves" are also not the same as those of the SEC, and reserves reported by the Company in compliance with NI 43-101 may not qualify as "reserves" under SEC standards. Accordingly, information concerning mineral deposits set forth in this press release may not be comparable with information made public by companies that report in accordance with U.S. standards.